SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
_____________________________________________________________________________________________________________________

Check the appropriate box:
[   ]   Preliminary Information Statement
[   ]    Confidential for use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]    Definitive Information Statement

COGNIGEN NETWORKS, INC.
_____________________________________________________________________________________________________________________
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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COGNIGEN NETWORKS, INC.
6405 218th Street, S.W.
Suite 305
Mountlake Terrace, Washington 98043

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on November 16, 2005

     NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders of Cognigen Networks, Inc., a Colorado corporation, will be held in the Leon Room in the J. W. Marriott Las Vegas Resort, 231 North Rampart Boulevard, Las Vegas, Nevada 89145 on Wednesday, November 16, 2005, at 10:00 a.m., Pacific Time, for the purpose of considering and voting upon proposals to:

(1)	elect directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualify; and

(2)	transact such other business as may lawfully come before the meeting or at any adjournment(s) of the meeting.

     Only shareholders of record at the close of business on October 12, 2005, are entitled to notice of and to vote at the meeting and at any adjournment(s) of the Meeting.

     The enclosed Information Statement is submitted by and on behalf of our Board of Directors. All shareholders are cordially invited to attend the meeting in person.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

BY ORDER OF THE BOARD OF DIRECTORS

Mountlake Terrace, Washington
October 19, 2005
GARY L. COOK, SECRETARY

COGNIGEN NETWORKS, INC.
6405 218th Street, S.W.
Suite 305
Mountlake Terrace, Washington 98043

INFORMATION STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 16, 2005

     This Information Statement is being furnished by the Board of Directors of Cognigen Networks, Inc., a Colorado corporation, in connection with our Annual Meeting of Shareholders to be held in the Leon Room in the J. W. Marriott Las Vegas Resort, 221 North Rampart Boulevard, Las Vegas, Nevada 89145 on Wednesday, November 16, 2005, at 10:00 a.m., Pacific Time, and at any adjournment(s) of the meeting.

     This Information Statement will be mailed to the Company’s shareholders on or about October 19, 2005.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

VOTING SECURITIES

     Voting rights are vested in the holders of our $0.001 par value common stock, with each share entitled to one vote. Cumulative voting in the election of directors is not permitted. Only shareholders of record at the close of business on October 12, 2005, are entitled to notice of and to vote at the meeting or any adjournments thereof. On October 12, 2005, we had 8,753,972 shares of common stock outstanding.

ACTIONS TO BE TAKEN AT MEETING

     The meeting has been called by our directors to consider and act upon the following matters:

(1)	elect directors, to be nominated at the meeting, to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualify;

(2)	transact such other business as may lawfully come before the meeting or at any adjournment(s) of the meeting.

     The holders of one-third of our outstanding shares of common stock present at the meeting shall constitute a quorum. If a quorum is present, directors are elected by a plurality of the vote, i.e., the number of candidates nominated from the floor at the meeting that corresponds with the number of directors to be elected and that receive the highest number of votes cast in favor of their election will be elected to the Board of Directors. As to all other actions voted on at the meeting, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. Where brokers have not received any instruction from their clients on how to vote on a particular proposal, brokers are permitted to vote on routine proposals but not on non-routine matters. The absence of votes on non-routine matters are “broker non-votes.” Abstentions and broker non-votes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors. Abstentions and broker non-votes on proposals other than the election of directors, if any, will be counted as present for purposes of the other proposals and will count as votes against all other proposals.

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

     The number of directors on our Board of Directors has been established by resolution of the Board of Directors as seven directors. There currently are two vacancies on the Board of Directors created by the resignation of one director and the inability of the Board of Directors to find a suitable replacement and another director to fill the vacancies. The terms of all the current directors expire at the meeting.

     During the meeting, nominations for director will be accepted from the shareholders attending the meeting. The shareholders present will vote their shares for the election of the persons for director nominated from the floor. Unless the number is changed by resolution of the shareholders adopted at the meeting, no more than seven of the persons nominated can be elected. The persons elected will be the number of nominees that corresponds to the number of directors to be elected who receive the highest number of votes. The elected nominees will hold office until the annual meeting of shareholders to be held in 2006, until their successors are duly elected or appointed or until their earlier death, resignation or removal.

CURRENT DIRECTORS

     The name, position with us, age of each of our current directors and the period during which each of our current directors has served as one of our directors are as follows:

Name and Position	Age	Director Since
Gary L. Cook	47	2003
Acting President and Chief Executive Officer,
Chief Financial Officer, Treasurer and Director
David L. Jackson (1)(2)	67	1995
Director
Christopher R. Seelbach (3)(4)	66	2001
Director and Chairman
James H. Shapiro (1)	67	2002
Director
Thomas S. Smith	63	2004
Director

     Gary L. Cook has been our Acting President and Chief Executive Officer since September 2005, one of our directors since June 2003, our Secretary since April 2004, and our Chief Financial Officer and Treasurer since March 2003. Mr. Cook was our Senior Vice President from March 2003 until September 2005 and one of our directors from October 2002 until March 2003. From June 2002 to March 2003, Mr. Cook was an independent financial consultant. From February 1998 to June 2002, Mr. Cook was the Secretary and Treasurer of eVision International, Inc., which has no significant operations and formerly was a holding company, and was Chief Financial Officer of eVision International, Inc. from September 1998 to June 2002. From 1998 to June 2002, Mr. Cook was Chief Financial Officer, Treasurer and a director of American Frontier Financial Corporation, a wholly-owned subsidiary of eVision International, Inc. American Frontier Financial Corporation filed for Bankruptcy in October 2001. The bankruptcy filing was dismissed in April 2002. From 1994 to 1996, Mr. Cook was principal of a small business venture in which he had majority ownership, and from 1982 to 1994, he was an auditor with KPMG, LLP. Mr. Cook also is a director of Global Med Technologies, Inc., a company which has its securities registered pursuant to the Securities Exchange Act of 1934, as amended. Mr. Cook graduated from Brigham Young University.

     David L. Jackson has been one of our directors since February 1995, and was our Senior Vice President of Corporate and Public Affairs or our Vice President from August 1999 to April 2004, our Secretary from August 1999 to April 2004, our Treasurer from August 1999 to July 2000, our President and Chairman of the Board from 1996 to August 1999, our Vice President from 1995 to 1996 and our President and the Chairman of the Board from 1990 to 1992. From August 1999 to March 2002, Mr. Jackson was a director and the Secretary of Inter-American Telecommunications Holding Corporation, the net assets of which we acquired in August 1999. Mr. Jackson has been a licensed real estate broker in California since 1991. Mr. Jackson graduated from Northwest Nazarene University and from the University of Denver, College of Law. Mr. Jackson is an arbitrator in dispute resolution of commercial and labor law. He was on the roster of arbitrators of the Federal Mediation and Conciliation Service of the United States Government from March 1994 to October 2002.

     On April 7, 2005, David L. Jackson filed a complaint with the California Department of Fair Employment and Housing (No. E200405M1559-oo-ap) alleging that he was improperly terminated as an employee by our Board of Directors. Because of the costs involved in litigating this complaint, we settled with Mr. Jackson by paying Mr. Jackson $32,000. Mr. Jackson did not specify in his complaint the amount of his alleged losses.

     Christopher R. Seelbach has been one of our directors since August 2001 and our Chairman since December 2004. From 1985 to the present, Mr. Seelbach has been President of Seelbach Associates LLC, a management consulting firm. At various times from 1998 through May 2001, Mr. Seelbach served as a consultant, director, Chief Operating Officer and acting Chief Financial Officer of CallNOW.com, Inc., a telecommunications company. From 1994 to 1998, he was an independent consultant, and served as President and Chief Executive Officer of Belcom, Inc., a COMSAT international telecommunications investment, and President of Skysat Communications Corporation, a wireless telecommunications systems development company. From 1992 to 1994 Mr. Seelbach was a director and Chief Operating Officer of Viatel, Inc., an international telecommunications company. Prior to 1992, he was a venture capitalist with Exxon Enterprises and a consultant with McKinsey & Company. Mr. Seelbach graduated from the United States Naval Academy and received an M.B.A. from Columbia University.

     James H. Shapiro has been one of our directors since October 2002. Since 1995 Mr. Shapiro has been the Chief Executive Officer of Windermere Services Company, a company that provides real estate services. Mr. Shapiro graduated from the University of Washington.

     Thomas S. Smith has been one of our directors since January 2004 and was our President and Chief Executive Officer from December 2003 until September 2005. Mr. Smith has been our legal counsel for certain matters since October 2005. From April 2003 until December 31, 2003, Mr. Smith was a shareholder of Jones & Keller, P.C.; from August 2000 until April 2003, he was a partner of and then of counsel to Dorsey & Whitney, LLP; from September 1996 until August 2000, he was a director of Smith McCullough, P.C.; from 1972 until August 1996, he was a director of Hopper and Kanouff, P.C. During all of his law firm experience, he practiced corporate and securities law. He graduated from Duke University and the University of North Carolina Law School.

     (1)     Member of our Compensation Committee

     (2)     Member of our Executive Committee

     (3)     Chairman and Sole Member of our Audit Committee

     (4)     Christopher R. Seelbach has been determined by our Board of Directors to be the financial expert on our Audit Committee. Christopher R. Seelbach is independent within the meaning of Rules 4200(a)(15) and 4350(d) of The NASDAQ Stock Market.

     Except for Mr. Cook, none of our directors is a director of any other entity that has its securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or that is subject to the requirements of Section 15(d) of the Securities Exchange Act of 1934.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended June 30, 2005, the Board of Directors held 17 meetings. All of our current directors attended more than 75% of the aggregate of all meetings of the Board of Directors held while they were directors. The Board of Directors acts from time to time by unanimous written consent in lieu of meetings. During the fiscal year ended June 30, 2005, the Board of Directors also conducted two meetings by unanimous written consent. The Board of Directors had an Audit and Compensation Committee during the fiscal year ended June 30, 2005. The current member of our Audit Committee is Christopher R. Seelbach and the current members of our Compensation Committee are David L. Jackson and James H. Shapiro. The Audit Committee held seven meetings and the Compensation Committee held one meeting during our fiscal year ended June 30, 2005. The current directors who are members of each committee attended more than 75% of the aggregate meetings of both committees. We have no requirement that current members of our Board of Directors attend annual meetings of shareholders. At our last annual meeting of shareholders held in December 2005, all five of our directors, who were then serving as directors, were present at the meeting.

Audit Committee

     The Audit Committee of the Board of Directors is responsible for our internal controls and the financial reports process. Mr. Seelbach is the only current member of our Audit Committee. Mr. Seelbach is an independent director as defined by rules adopted by The NASDAQ Stock Market. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing an independent accountants’ report on such financial statements. The Audit Committee reviews with our management our consolidated financial statements, reviews with the independent accountants their independent accountants’ report, and reviews the activities of the independent accountants. Our Audit Committee selects our independent accountants each year. Our Audit Committee also considers the adequacy of our internal controls and accounting policies.

     The Audit Committee has a written Audit Committee Charter that has been adopted by our Board of Directors and was attached as Exhibit A to the Information Statement sent in connection with the Annual Meeting of Shareholders held on December 6, 2004.

Compensation Committee

     The Compensation Committee of the Board of Directors reviews and approves for recommendation to our Board of Directors the compensation for our executive officers.

Nominating Committee

     Our Board of Directors has not yet established a standing nominating committee or committee performing similar functions. Our Board of Directors has not considered it necessary to establish such a committee at this time due to the fact the Board of Directors is not nominating any persons for election as director. Our directors may consider establishing a nominating committee in the future. At the present time, if we were to solicit proxies for the election of directors, all of our directors would participate in the consideration of persons nominated for election as director at an annual meeting of shareholders.

     There is no charter for a nominating committee at this time and our Board of Directors has no policy with regard to the consideration of director candidates recommended by our shareholders. Our Board of Directors believes that it is appropriate to consider all director candidates recommended by our shareholders without establishing a policy that governs the recommendations.

Executive Committee

     We have an Executive Committee which currently consists of our President, our Secretary and David L. Jackson, one of our non-employee directors. The purpose of the Executive Committee is to review and approve or disapprove expenditures by us of more than $5,000 to $25,000 that are not included in budgets previously approved by our Board of Directors. No amounts were paid or accrued by us to or for any members of the Executive Committee for serving in this capacity during our last fiscal year ended June 30, 2005.

Shareholder Communications to Directors

     All communications by our shareholders to an individual director or to the Board of Directors should be in writing and sent to us and our Board of Directors will discuss the communication at the next meeting of the Board of Directors.

EXECUTIVE OFFICERS

     Our executive officer is Gary L. Cook, information pertaining to whom is set forth under Current Directors above. Our executive officers are elected annually at the first meeting of the Board of Directors held after each annual meeting of shareholders. Each executive officer will hold office until his or her successor duly is elected and qualified, until his or her death or resignation or until he or she shall be removed in the manner provided by our bylaws.

     There are no arrangements or understandings between any executive officer and any other person pursuant to which any person was selected as an executive officer.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who beneficially own more than 10% of our outstanding common stock to file reports of beneficial ownership with the Securities and Exchange Commission and to furnish us with copies of the reports.

     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto furnished to us during our fiscal year ended June 30, 2005, the persons who were either one of our directors or officers or who beneficially owned more than 10% of our common stock who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 were Kevin E. Anderson, the Anderson Family Trust and Peter Tilyou, as trustee of the Anderson Family Trust, all of whom may have failed to file their respective Forms 4 or Forms 5 during our fiscal years ended June 30, 2005 and June 30, 2004, and Stanford Venture Capital Holdings, Inc. and Stanford Financial Group Company, Inc., which may have failed to file their respective Forms 3, Forms 4, or Forms 5 during our fiscal years ended June 30, 2005 and June 30, 2004, and Mohammed I Marafie and Al Nour International Holding Co. which may have failed to files their respective Forms 3, Forms 4 and Forms 5 during our fiscal years ended June 30, 2005 and June 30, 2004.

EXECUTIVE COMPENSATION

     The following table provides certain information pertaining to the compensation paid by us and our subsidiaries during our last three fiscal years for services rendered by our Chief Executive Officer and the persons who were our most highly compensated executive officers and who received annual salary and bonus in excess of $100,000 from us during the fiscal year ended June 30, 2005.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year Ended June 30	Salary ($)		Bonus ($)	Other Annual Comp ($)	Securities Underlying Options (#)	All Other Compensation ($)
Thomas S. Smith	2005	$ 199,999.68		--	--	--	--
President and Chief	2004	$ 99,999	.84(a)	--	--(b)	200,000	--
Executive Officer from	2003	--		--	--(b)	--	--
December 2003 until
September 2005
Gary L. Cook	2005	$ 172,228	.16(c)	--	--	--	--
Senior Vice President,	2004	$ 155,785		--	--	--	--
Chief Financial Officer,	2003	$ 41,000		--	--	130,000	--
Secretary and Treasurer
Appointed Acting
President and Chief
Executive Officer in
September 2005

a)    Mr. Smith was an employee for the first six months of fiscal 2004 which ended June 30, 2004.

b)    Does not include any amounts paid to the law firms with which Thomas S. Smith was affiliated during our fiscal years ended June 2004 and 2003.

c)    Includes deferred salary of $8,214.62 for the period November 2003 through January 2004 that was paid in fiscal 2005.

   OPTION INFORMATION PERTAINING TO EXECUTIVE OFFICERS

Option Grants in Last Fiscal Year

     No options to purchase our common stock were granted by us to Thomas S. Smith or Gary L. Cook during our last fiscal year ended June 30, 2005.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     No options to purchase our common stock were exercised by Thomas S. Smith or Gary L. Cook during our fiscal year ended June 30, 2005. The following table provides information with respect to the unexercised options to purchase our common stock held by Thomas S. Smith and Gary L. Cook as of June 30, 2005:

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable(1)
Thomas S. Smith	125,000 / 75,000	$32,500/ $19,500 (1)
Gary L. Cook	130,000 / 0	$ 15,600 / $ 0 (1)

(1)      The closing price per share on June 30, 2005 was $0.49 per share. The option held by Thomas S. Smith was exercisable at $0.23 per share and the options held by Gary L. Cook were exercisable at $0.36 per share as to 120,000 shares and $0.52 per share as to 10,000 shares. All of the options held by Gary L. Cook were exercisable at June 30, 2005.

COMPENSATION OF DIRECTORS

     Our directors were reimbursed for reasonable out of pocket expenses incurred related to Board duties assigned in connection with attending board meetings. The non-employee directors are compensated at a rate of $1,000 per month and $500 per day per meeting attended in person and are paid $100 per month for serving as chairman of one of our Audit and Compensation Committees. In addition, our Chairman of the Board is paid $500 per month for serving in that capacity.

     For the period from July 1, 2004 to June 30, 2005, we paid or accrued for David L. Jackson $13,000 in directors’ fees and for serving on our Compensation Committee.

     For the period from July 1, 2004 to June 30, 2005, we paid to or accrued for Christopher R. Seelbach $16,446 in directors’ fees, for serving as our Chairman of the Board and for serving on our Audit and Compensation Committees. We also paid Mr. Seelbach $104 and $211, respectively, in commissions during our fiscal years ended June 30, 2005 and 2004.

     For the period from December 2004 until May 2005, the dates of his resignations as a member of our Audit Committee and as one of our directors, we paid Robert B. Segal directors’ and for serving on our Audit Committee. The total amount paid to Robert B. Segal for our fiscal year ended June 30, 2005, was $7,100.

     For the period of time from July 1, 2004, through June 30, 2005, we paid to or accrued for James H. Shapiro $13,100 in directors’ fees and for serving on our Audit and Compensation Committees.

EMPLOYMENT AGREEMENTS

     We have no employment agreements with anyone and have no compensation plan or arrangement for anyone.

PRINCIPAL SHAREHOLDERS AND
SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of October 12, 2005, the number of shares of our outstanding common stock beneficially owned by each of our current directors, sets forth the number of shares of our outstanding common stock beneficially owned by all of our current executive officers and directors as a group, and sets forth the number of shares of our outstanding common stock owned by each person who owned of record, or was known to own beneficially, more than five percent of the outstanding shares of our common stock:

Name and Address	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Thomas S. Smith	325,000	(2)	3.7%
9800 Mt. Pyramid Court
Suite 400
Englewood, CO 80112
Gary L. Cook	430,000	(3)	4.8%
9800 Mt. Pyramid Court
Suite 400
Englewood, CO 80112
David L. Jackson	293,639	(4)	3.4%
P.O. Box
Lafayette, CA 94549
Christopher R. Seelbach	50,000	(5)	Less than 1%
44 Woodcrest Avenue
Short Hills, NJ 07078
James H. Shapiro	35,188	(6)	Less than 1%
5424 Sand Point Way, N.E
Seattle, WA 98105
All current executive officers and	1,133,827	(7)	12.3%
directors as a group (5 persons)
Cognigen Corporation	25,250	(8)(10)	Less than 1%
2608 Second Avenue, Suite 555
Seattle, WA 98121
Anderson Family Trust	1,158,505	(9)(10)	13.2%
2608 Second Avenue, Suite 555
Seattle, WA 98120
Kevin E. Anderson	1,158,505	(9)(10)	13.2%
827 Union Pacific Blvd
PMB 71-374
Laredo, TX 78045-9452
Peter Tilyou	1,158,505	(11)	13.2%
2608 Second Avenue, Suite 555
Seattle, WA 98121
R. Allen Stanford	1,250,000	(12)	13.7%
5050 Westheimer
Houston, TX 77056
Mohammed I. Marafie	1,550,621	(13)	16.8%
P.O. Box 104
Safat 13002 Kuwait

1)	Except as indicated below, each person has sole and voting and/or investment power over the shares listed.

2)	Includes 125,000 shares underlying a presently exercisable option. Does not include 75,000 shares that underlie an option that is not yet exercisable as to the 75,000 shares.

3)	Includes 130,000 shares underlying two presently exercisable options.

4)	Includes 10,000 shares underlying a presently exercisable option.

5)	Includes 35,000 shares underlying presently exercisable options.

6)	Includes 35,000 shares underlying presently exercisable options.

7)	Includes the 335,000 shares underlying the presently exercisable options specified in footnotes (2) through (6) above.

8)

Kevin E. Anderson and members of his family are the beneficiaries of the Anderson Family Trust , which owns approximately 98.9% of the outstanding common stock of Cognigen Corporation. Mr. Anderson may be deemed to beneficially own the 25,250 shares of the common stock that Cognigen Corporation may be deemed to beneficially own.

9)	Kevin E. Anderson and members of his family are the beneficiaries of the Anderson Family Trust. Kevin E. Anderson may be deemed to beneficially own the shares of the owned by the Anderson Family Trust

10)	The information pertaining to the shares of common stock owned by the Anderson Family Trust and Cognigen Corporation is based on our shareholder records..

11)

  Includes the shares owned by the Anderson Family Trust and Cognigen Corporation, all of which may be deemed to be beneficially owned by Peter Tilyou. Mr. Tilyou is the sole trustee, but not a beneficiary of the Anderson Family Trust.

12)

Includes 400,000 shares of our common stock and 500,000 shares of our common stock that might be issued upon conversion of our 8% Convertible Preferred Stock, all owned by Stanford International Bank Limited. Also, includes 350,000 shares underlying presently exercisable warrants owned by Stanford Financial Group Company, Inc. Stanford International Bank Limited and Stanford Financial Group Company, Inc. may be deemed to be controlled by R. Allen Stanford. The information pertaining to these shares is based on a Schedule 13D filed by Stanford Financial Group Company, Inc. and our records.

13)

Our shareholder records indicate that Mohamed Ibrahim Marafi owns 148,686 shares of our common stock, that Mohammed I. Marafie owns 250,000 shares of our common stock and that Al Nour International Holding Co. owns 651,935 shares of our common stock. We are also aware that Mohammed I. Marafie and Al Nour International Holding Co. each own warrants to purchase 250,000 shares of our common stock that are exercisable at $1.00 per share until October 29, 2005. We believe that Mohammed I. Marafie is or was the Chairman and the Managing Director of Al Nour International Holding Co. However, neither Mohammed Ibrahim Marafi, Mohammed I. Marafie nor Al Nour International Holding Co. have filed a Schedule 13D or any Forms 3, 4 or 5 with the United States Securities and Exchange Commission. Therefore, we are unable to determine what number of our shares are beneficially owned by such persons. If they are all beneficially owned by Mohammed I. Marafie, he will be deemed to beneficially own 16.8% of our outstanding common stock.

Stock Option Plan

     We adopted an incentive and non-statutory option plan at our Annual Meeting of Shareholders held on March 15, 2001. The plan authorizes the granting of options to our officers, directors, employees and consultants to purchase a maximum of 625,000 shares of our common stock.

TRANSACTIONS WITH MANAGEMENT AND OTHERS
AND CERTAIN BUSINESS RELATIONSHIPS

Stock Redemption Agreement between us, the Anderson Family Trust, Cantara Communications Corporation, and Kevin E. Anderson Consulting, Inc.

     On December 7, 2001, we closed a transaction in which we purchased, or redeemed, 2,712,500 shares of our common stock from the Anderson Family Trust. The Anderson Family Trust delivered shares from those owned by Cognigen Corporation, a company 98.9 % owned by the Anderson Family Trust, to satisfy its obligation pursuant to the transaction. Kevin E. Anderson and members of his family are the beneficiaries of the Anderson Family Trust. Kevin E. Anderson may be deemed to beneficially own the shares of our common stock owned by the Anderson Family Trust.

      As consideration for the return of the 2,712,500 shares to us, among other consideration, we transferred to Cantara Communications Corporation, an affiliate of Kevin E. Anderson and a beneficiary of the Anderson Family Trust, the rights to become the up-line for our current accounts and thereby be entitled to commissions, fees and bonuses on our current customer accounts, with a commission not to exceed 12%, which commissions were agreed to be capped by Cantara Communications Corporation through December 31, 2002. The amount of commissions, fees and bonuses that Cantara Communications Corporation is entitled to is totally contingent upon the generation of sales by it and its down line agents and payment for the products and services sold by our customers and vendors. The sales are generated either directly by Cantara Communications Corporation and/or its down-line sub-agents. For the years ended June 30, 2005 and 2004, we paid Cantara Communications Corporation $527,709 and $526,644 in commissions, respectively. In addition, as a part of the transaction, our agreement with Kevin E. Anderson Consulting, Inc., pursuant to which we paid Kevin E. Anderson Consulting, Inc. consulting fees of $14,583 per month, was cancelled and Kevin E. Anderson was retained through March 31, 2003 at the rate of $1,000.00 per month to provide up to 20 hours telecommuting consulting services to us per month.

     In March 2003 we entered into a separate consulting agreement with Kevin E. Anderson Consulting, Inc to provide expanded consulting and technical/administrative services. For the years ended June 30, 2005 and June 30, 2004, we paid Kevin E. Anderson Consulting, Inc. $48,000 and $48,000, respectively, pursuant to the consulting agreement.

     For the years ended June 30, 2005 and June 30, 2004, we also paid members of Kevin E. Anderson’s family $58,460 and $50,164 in agent commissions, respectively.

     On June 20, 2005, we entered into an Agreement Granting a Right of First Refusal to Purchase Enterprise Assets with the Anderson Family Trust No. 1. Pursuant to the agreement, in consideration of the payment by us of $15,000, the Anderson Family Trust granted us a first right of refusal to purchase certain assets of Cantara Communications Corporation that were transferred by us to it as described above. Therefore, if a third party offers to purchase such assets by December 30, 2005, we have the right of first refusal to match that offer within 10 working days after our receipt of the offer. The $15,000 will be credited against the purchase price if we exercise our first right of refusal or will be refunded to us if the assets are sold to a third party for which we were not provided with the first right of refusal. If we do not exercise our first right of refusal and we were provided with our right to so exercise it, the $15,000 is deemed to be fully earned by the Anderson Family Trust No. 1.

Transaction with Intandem CommunicationsCorp.

     On April 1, 2003, we, and InTandem Communications Corp. (“Intandem”), David B. Hurwitz (“Hurwitz”), Richard G. De Haven (“De Haven”) and Anthony T. Sgroi (“Sgroi”) entered into an agreement (“Funding Agreement”) pursuant to which we agreed to provide up to $448,093 in a series of loans over a period of nine months to InTandem.

     As of June 30, 2004, we had made advances of $454,149 to Intandem Communications Corp. (Intandem). On April 1, 2003, we and certain principals of Intandem entered into an agreement (Funding Agreement) pursuant to which we agreed to provide up to $448,093 in a series of loans to Intandem. Effective February 1, 2004, by mutual agreement of the principals of Intandem and us, the Funding Agreement was terminated and a separate agreement, the Termination of Funding Agreement and Settlement Agreement (Termination Agreement), was entered into.

     The Termination Agreement provided that we would convert the notes receivable of the $387,399 into 100% of the outstanding stock of Intandem in exchange for payments of $10,000 per month for eight months, assumption of up to approximately $45,000 in liabilities, cancellation of all employment contracts of the Intandem principals, and cancellation of options to purchase our common stock. As of the date of the Termination Agreement, $414,149 had been funded under the Funding Agreement. Due to questions of recoverability of this amount and the remaining commitments under the Termination Agreement, a provision of $494,149 was taken in the statement of operations for our fiscal year ended June 30, 2004. This provision represents the $414,149 funding through the date of the Termination Agreement plus an estimate of remaining commitments under the Termination Agreement, which approximated $80,000 at the time. Approximately $60,000 remained in accrued liabilities as of June 30, 2004 relating to estimated future expenses relating to the Termination Agreement. During the year ended June 30, 2005 this accrual was paid, which paid all future commitments relating to the Termination Agreement.

Consulting Arrangements with Combined Telecommunications Consultancy, Ltd. and Commission Payments to Telkiosk, Inc.

     We had an agreement with Combined Telecommunications Consultancy, Ltd. (“CTC”), of which we have been advised by Peter Tilyou that slightly less than 34% is owned by Peter Tilyou, pursuant to which CTC was to receive a percentage of a transaction if CTC introduces a transaction to us and is paid a consulting fee of $150 per hour for providing consulting services to us. The agreement with CTC has terminated. During the fiscal years ending June 30, 2005 and June 30, 2004, we paid CTC $6,250 and $64,722, respectively, in consulting fees and ($-0-) and $19,337,respectively, in transaction fees. The foregoing amounts include up to $5,000 that we reimbursed CTC for expenses CTC incurred in performing services on our behalf. The consulting agreement was terminated as of September 23, 2005.

     In conjunction with the transaction with InTandem, CTC was to be paid, under its agreement with us, a commission that was being negotiated with us. In October 2004, we agreed with CTC that $20,000 of a combination of stock and cash was owed by us to CTC in connection with the Intandem transaction. However, because we bought Intandem, CTC agreed to waive this commission.

     We understand that Peter Tilyou also owns a portion of Telkiosk, Inc., which was paid ($-0-) and $1,244 in agent commissions for our fiscal years ended June 30, 2005 and June 30, 2004, respectively.

Sale of Cognigen Switching Technologies,Inc.

     On May 12, 2004, after approval by the Board of Directors, we entered into a Stock for Stock Exchange Agreement with Jimmy L. Boswell, David G. Lucas, Reginald W. Einkauf and John D. Miller (collectively the Principals) pursuant to which the Principals agreed to exchange with us a total of 800,000 shares of our common stock, owned by the Principals, for all of the outstanding common stock of our wholly-owned subsidiary, Cognigen Switching Technologies, Inc. (CST), and warrants to purchase 200,000 shares of our common stock at $.3015 per share effective February 1, 2004. The closing occurred on May 21, 2004. At the closing CST entered into a Master Services Agreement (MSA) to provide us with telecommunications rating, billing, provisioning, customer care, commissioning and database management for a fee. The MSA is effective February 1, 2004, and goes for one-year periods unless terminated by either party at the end of each period with a 30-day notice.

     As part of the closing, CST entered into a new note with a then existing lender representing approximately $223,000 in debt. All options to purchase our common stock issued to CST employees were terminated except for the option to purchase 200,000 shares of our common stock owned by Jimmy L. Boswell which option expired in August 2004 and was exercisable at $3.68 per share.

     At the time of the transaction, Jimmy L. Boswell was the president and a director of CST. David G. Lucas was the former chief financial officer and a director of CST. Reginald W. Einkauf and John D. Miller were former officers and directors of CST. Mr. Boswell and Mr. Lucas are former officers and directors of ours. We originally acquired CST in April 2000 when the Principals and another person sold all of the outstanding stock of CST to us for our common stock.

     In conjunction with the Stock for Stock Exchange Agreement, goodwill with a net book value of $2,893,029 has been written off. With consideration of approximately $26,000, calculated using the Black Scholes method of calculation for the 200,000 warrants, goodwill of $2,893,029 and $168,448 in negative equity that was assumed by the Principals, and the 800,000 shares of our common stock that were repurchased from the Principals valued at $.31 per share or $248,000, we recorded a non cash loss of $2,502,583 on this transaction that is included in our statement of operations for the year ended June 30, 2004.

Payments to Law Firms with which Thomas S. Smith was Associated

     During our fiscal year ended June 30, 2004, we paid the law firms with which Thomas S. Smith, our President and Chief Executive Officer, was associated $116,968 for legal services performed by those firms for us.

Agreement with a Former Director

      In February 2005, we entered into an agreement with SEGAL & Co. Incorporated, which is controlled by Robert B. Segal, a director at the time the we entered into the agreement who resigned as a director in May 2005. Under the agreement, SEGAL & Co. Incorporated is to act a non-exclusive financial advisor to us. If it is successful in raising funds on terms acceptable to us, we will pay SEGAL & Co. Incorporated a financing fee of 4% of the first $5,000,000, 2% of the subsequent $10,000,000 and 1% thereafter. If SEGAL & Co. Incorporated is able to find a merger or acquisition acceptable to us, it will receive 2.5% of the value of the transaction. The agreement is for 12 months unless extended on a month to month basis thereafter. The agreement also provides for reimbursement of expenses up to $2,000 per month.

Agreement with Current Director

      We have an oral agreement with Thomas S. Smith pursuant to which we have retained Mr. Smith or any law firm with which he might become associated with in the future to provide certain legal services to us on a monthly retainer of $12,500 per month. The agreement is terminable upon 60 days notice by either party.

Report of the Audit Committee

     The Audit Committee is responsible for overseeing the integrity of our financial statements; our financial reporting process; our compliance with legal and regulatory requirements; and the independent auditor’s qualifications and independence; and the performance of our internal audit function and independent auditors. Christopher Seelbach is the sole member of our Audit Committee after the resignation of Robert B. Segal from the Audit Committee on May 12, 2005.

     Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing an independent accountants’ report on such financial statements. The Audit Committee reviews with management our consolidated financial statements; reviews with independent accountants their independent accountants’ report; and reviews the activities of the independent accountants. The Audit Committee selects our independent accountants each year. The Audit Committee also considers the adequacy of our internal controls and accounting policies The members of the Audit Committee are all independent directors of our Board of Directors within the meaning of Rules 4200(a)(15) and 4350(d) of The NASDAQ Stock Market.

     The Audit Committee has reviewed and discussed the audited financial statements with our management. The Audit Committee has discussed with our independent auditors the matters required to be discussed by SAS 61. In addition, the Audit Committee has received the written disclosures and letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accounts matters pertaining to their independence. The Audit Committee also considered whether the additional services unrelated to audit services performed by Ehrhardt, Keefe, Steiner & Hottman, P.C. were compatible with maintaining their independence in performing their audit services. Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-KSB for our year ended June 30, 2005 for filing with the Securities and Exchange Commission. The Audit Committee has adopted a written Audit Committee Charter that has been adopted by our Board of Directors and was attached as Exhibit A to the Information Statement sent in connection with the last Annual Meeting of Shareholders held on December 6, 2004.

     Respectfully submitted by the Audit Committee,

     Christopher R. Seelbach, Chairman

INDEPENDENT PUBLIC ACCOUNTANTS

     The principal accountant selected by our Audit Committee for our fiscal year ended June 30, 2005, was Ehrhardt, Keefe, Steiner & Hottman. A representative of Ehrhardt, Keefe, Steiner & Hottman, who were also our auditors for our fiscal year ended June 30, 2004, is expected to be present at the annual meeting of shareholders. Therefore, he or she is expected to have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions. Our Audit Committee has not yet met to select a principal accountant for our fiscal year ending June 30, 2006.

Audit Fees

     The aggregate fees billed for professional services rendered by Ehrhardt, Keefe, Steiner & Hottman, P.C., our independent public accountants, for the audit of our financial statements for our fiscal years ended June 30, 2005 and 2004 and the review of the financial statements in our Forms 10-QSB for such fiscal years were $49,000 and $49,200, respectively.

Audit-Related Fees

     The aggregate fees billed in each of our last two fiscal years ended June 30, 2005 and 2004 by Ehrhardt, Keefe, Steiner & Hottman, P.C. for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements were $18,500 and $13,566, respectively.

Tax Fees

     The aggregate fees billed for tax services rendered by Ehrhardt, Keefe, Steiner & Hottman, P.C. for tax compliance, tax advice, tax planning for the two fiscal years ended June 30, 2005 and 2004, were $$6,525 and $9,071, respectively.

All Other Fees

     No services were rendered by Ehrhardt, Keefe, Steiner & Hottman, P.C., other than as listed above, for the two fiscal years ended June 30, 2005 and 2004.

     The Audit Committee is requested to and did approve the retention of Ehrhardt, Keefe, Steiner & Hottman, P.C. and the fees and other significant compensation paid to Ehrhardt, Keefe, Steiner & Hottman, P.C. for the fiscal year ended June 30, 2005.

100% of the services described above were approved by our Audit Committee.

2005 ANNUAL REPORT TO SHAREHOLDERS

     Included with this Information Statement is our 2005 Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005. We will provide, without charge, an additional copy of our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, as required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, upon written request to Gary L. Cook, Secretary, at our principal offices. Each such request must set forth a good faith representation that, as of September 2, 2005, the person making the request was a beneficial owner of our common stock. The exhibits to the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 may be obtained by any stockholder upon written request to Mr. Cook. Each person making any such request will be required to pay a fee of $0.25 per page to cover our expenses in furnishing such exhibits.

SOLICITATION OF PROXIES

     We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy

OTHER BUSINESS

     Our Board of Directors does not know of any matters to be presented at the Meeting other than the matters set forth herein. If any other business should come before the Meeting, the shareholders in attendance will vote according to their judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Mountlake Terrace, Washington
October 19, 2005
GARY L. COOK, SECRETARY